EXHIBIT 21





                                  SUBSIDIARIES

--------------------------    --------------------------------  --------------------------------------------
  Name of Subsidiary            Jurisdiction of Organization                Ownership Interest
--------------------------    --------------------------------  --------------------------------------------
Linkwell Tech Group, Inc.                 Florida                         100% owned by Kirshner
                                                                          Entertainment & Technologies, Inc.
--------------------------    --------------------------------  --------------------------------------------
Shanghai Likang Disinfectant          Peoples Republic of China           90% owned by Linkwell Tech Group,
High-Tech Company, Limited                                                Inc.
--------------------------    --------------------------------  ---------------------------------------------
